UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2003

StorageNetworks, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30905	04-3436145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, 2-400 Newton, Massachusetts	02466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 622-6700

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Required FD Disclosure.

On October 28, 2003, StorageNetworks, Inc. (the “Company”) issued a press release announcing that (i) its Board of Directors had, in accordance with the Company’s plan of complete liquidation and dissolution, approved an initial distribution of $1.6529 per share to shareholders of record as of October 28, 2003, the date previously set by the Board of Directors as the record date for all distributions of assets to shareholders, (ii) it had filed a certificate of dissolution with the Delaware Secretary of State, and (iii) the Company’s stock transfer books have been closed as of October 28, 2003. The full text of the press release issued by the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press release, dated October 28, 2003, entitled “StorageNetworks Announces Initial Distribution to Shareholders, Filing of Certificate of Dissolution and Closing of Stock Transfer Books.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORAGENETWORKS, INC.

Date: October 28, 2003	By:	/s/ Dean J. Breda

Dean J. Breda President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated October 28, 2003, entitled “StorageNetworks Announces Initial Distribution to Shareholders, Filing of Certificate of Dissolution and Closing of Stock Transfer Books.”